UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 AMENDMENT NO. 4



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) MARCH 1, 2005

                            GALAXY ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           COLORADO                     0-32237              98-0347827
(State or other jurisdiction of       (Commission           (IRS Employer
        incorporation)                File Number)        Identification No.)


             1331 - 17TH STREET, SUITE 1050, DENVER, COLORADO 80202
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (303) 293-2300

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 2, 2005, Dolphin Energy Corporation ("Dolphin"), a wholly-owned subsidiary of Galaxy Energy Corporation ("Galaxy"), deposited $7,000,000 in escrow as a condition precedent to an agreement to acquire an initial 58-1/3% working interest in 4,000 net undeveloped mineral acres in the Piceance Basin in Colorado. The terms of the acquisition are set forth in a Lease Acquisition and Development Agreement with Apollo Energy LLC and ATEC Energy Ventures, LLC, the Sellers. The Sellers were not willing to enter into the Agreement with Dolphin without having some agreement regarding the remaining 41-2/3% working interest in the subject properties. Since the management of Galaxy and its advisers had previously decided that its maximum commitment should not exceed that provided in the Agreement, it was necessary to find a third party to take the remaining working interest, and Marc A. Bruner was willing to provide a guaranteed payment of $2,000,000 to the Sellers and enter into an agreement with the Sellers to acquire a 16-1/3% working interest for such $2,000,000 with the option to acquire up to all of the then remaining 25% working interest in the subject properties by investing an additional $3,000,000. If Mr. Bruner invests the entire $5,000,000, his total working interest in the properties will be 41-2/3%. Mr. Bruner and Dolphin entered into a Participation Agreement to address certain rights and obligations as between them, pertaining to their acquisition agreements with the Sellers. Marc A. Bruner is a significant shareholder of Galaxy Energy Corporation, Chairman of Galaxy's Advisory Committee, and the father of Marc E. Bruner, the president and a director of Galaxy.

Dolphin and Mr. Bruner entered into an Amended Participation Agreement dated March 16, 2005, which set forth greater detail as to the performance by each party and which specifically allowed Mr. Bruner to assign all of his rights and obligations under the Amended Participation Agreement to Exxel Energy Corporation, a British Columbia corporation. The Amended Participation Agreement superseded the original Participation Agreement.

Under the Amended Participation Agreement, Marc A. Bruner had the right, but not the obligation to deposit up to an additional $25,000,000 into escrow on or before August 1, 2005, while Dolphin has the right, but not the obligation, to deposit up to an additional $3,000,000 into escrow on or before December 1, 2005. Dolphin and Mr. Bruner have agreed that their respective ownership interests shall be based upon the amounts deposited into escrow and used to acquire the leases. Therefore, if both Dolphin and Mr. Bruner contribute their maximum amounts, their ownership interests in the leases will be Dolphin 25% and Bruner 75%.

On May 24, 2005, Exxel Energy Corporation and Dolphin entered into a Second Amendment to Participation Agreement that extended from August 1, 2005 to December 1, 2005, the date by which the deposit described above would have to be made.


On October 4, 2005, Exxel Energy Corporation and Dolphin entered into a Third Amendment to Participation Agreement that capped Dolphin's contribution at the $7,000,000 already contributed and committed Exxel to contribute $21,000,000, in total. These funds can be used for both acreage acquisition and operations. Dolphin shall own a 25% working interest in the acquired acreage, while Exxel will own a 75% working interest.



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




In addition, Exxel has agreed to advance $1,000,000 within five business days of Dolphin providing a proposed drilling contract for the initial test wells on the acreage and an additional $1,000,000 within 30 days thereafter.


Under the acquisition agreements with the Sellers, Dolphin and Mr. Bruner are obligated to drill one well by November 1, 2005 and nine additional wells by August 22, 2006. If they should fail to drill any of the nine wells, they are obligated to pay Sellers $500,000 for each well as liquidated damages or they are to reassign to Sellers any of the acreage covered by the leases that remains undrilled.

On May 31, 2005, the Sellers and Dolphin entered into an amendment to the Lease Acquisition and Development Agreement that extended from November 1, 2005 to December 31, 2005, the date by which the first well must be drilled.

Dolphin and Mr. Bruner have agreed that each shall be responsible for its/his respective share of the cost of operations in accordance with the terms of the operating agreement, with such share based on the ownership interest at the time the cost is incurred.


Dolphin and Mr. Bruner had agreed that for the first 36 months of operations under the operating agreement, Bruner would assign all of his rights and obligations as operator, such that Dolphin would be the contract operator or sub-operator under the operating agreement, and that Dolphin would be entitled to a management fee of 10% of its costs as operator. Under the terms of the Third Amendment to Participation Agreement, Exxel is being designated as operator, but with Dolphin undertaking operations as sub-operator until March 16, 2008. Dolphin shall be entitled to a management fee of 10% of its costs as sub-operator.


Funding for Dolphin's share of acquisition and project costs has been financed through a private placement of $7,695,000 in senior subordinated convertible notes due June 1, 2007. As of March 1, 2005, Galaxy had entered into Securities Purchase Agreements with several accredited investors (the "Investors") pursuant to which Galaxy agreed to sell, and the Investors agreed to purchase, in the aggregate, up to $7,695,000 principal amount of Senior Subordinated Convertible Notes and three-year warrants to purchase 1,637,234 shares of common stock at $1.88 per share. The notes may be converted by the holders into shares of common stock at a price of $1.88 per share.


Galaxy agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares issuable upon conversion of the notes and the shares issuable upon exercise of the warrants. That registration statement was declared effective October 3, 2005.


This summary description of the financing described by the agreements does not purport to be complete and is qualified in its entirety by reference to the form of the agreements and other documents that are filed as Exhibits hereto.


The press release issued by Galaxy on October 6, 2005 relating to the Third Amendment to Participation Agreement is filed as Exhibit 99.2.




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ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

REGULATION
S-K NUMBER                            DOCUMENT

   10.1 Lease Acquisition and Development Agreement between Dolphin Energy Corporation (Buyer/Operator) and Apollo Energy LLC and ATEC Energy Ventures, LLC (Seller/Non-Operator) dated February 22, 2005*

   10.2 Participation Agreement between Dolphin Energy Corporation and Marc A. Bruner dated February 23, 2005*

   10.3 Amended Participation Agreement between Marc A. Bruner and Dolphin Energy Corporation dated March 16, 2005*

   10.4       Second Amendment to Participation Agreement dated May 24, 2005*

   10.5       Second Amendment to Lease Acquisition and Development Agreement*


   10.6       Third Amendment to Participation Agreement dated October 4, 2005


   99.1       Press release issued March 2, 2005*


   99.2       Press release issued October 6, 2005

------------------
*Filed previously


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GALAXY ENERGY CORPORATION


October 6, 2005                             By: /s/ MARC E. BRUNER
                                               ---------------------------------
                                               Marc E. Bruner, President



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